
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the unaudited statements of assets and liabilities of Berthel Growth & Income Trust
I as of June 30, 1996, and the unaudited statement of operations of the trust for the six months ended June 30, 1996, and is qualified in its entirety by reference to such financial statements. </LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             APR-01-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                         225,591
<SECURITIES>                                 2,613,608
<RECEIVABLES>                                3,221,880
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             6,061,079
<PP&E>                                           3,667<F2>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               6,064,746
<CURRENT-LIABILITIES>                          464,731
<BONDS>                                              0
<COMMON>                                     5,525,517
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                      74,798<F3>
<TOTAL-LIABILITY-AND-EQUITY>                 6,064,746
<SALES>                                        170,059
<TOTAL-REVENUES>                               170,059
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                87,624
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 82,435
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             82,435
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    82,435
<EPS-PRIMARY>                                    12.53<F1>
<EPS-DILUTED>                                    12.53

<F1>Net Income per beneficial share is based on the weighted average of shares outstanding which was 6,577 shares for the period ended June 30, 1996.
<F2>Organizational Costs - Net
<F3>Retained Earnings

